Exhibit 99.1

To:	The Board of Directors and Stockholders of
Allinyson Ltd.

Report of Independent Registered Public Accounting Firm

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Allinyson Ltd. and its subsidiaries (the “Company”) as of December 31, 2021 and 2020, and the related statements of operations and comprehensive income, change in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

Certified Public Accountants

PCAOB ID: 1711

San Mateo, California

April 21, 2022

We have served as the Company’s auditor since 2021.

ALLINYSON LTD

Audited Consolidated Balance Sheets

As of December 31, 2021 and 2020

(Stated in US Dollars)

	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$246,322	$7,401
Accounts receivable, net	372,538	-
Total current assets	618,860	7,401

Total non-current assets	-	-

Total assets	$618,860	$7,401

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	301,593	-
Other payable	8,109	8,108
Other payables-related parties	73,623	31
Total current liabilities	383,325	8,139

Total non-current liabilities	-	-

Total liabilities	$383,325	$8,139

Commitments and contingencies	-	-

Stockholders’ equity
Registered capital	-	-
Retained earnings	236,735	(738)
Accumulated other comprehensive loss	(1,200)	-
Total stockholders’ equity	$235,535	$(738)

Total liabilities and stockholders’ equity	$618,860	$7,401

See Accompanying Notes to the Financial Statements

ALLINYSON LTD

Audited Consolidated Statements of Operations and Comprehensive Income (Loss)

For the Year Ended December 31, 2021 and 2020

(Stated in US Dollars)

	For the Years Ended
	December 31,
	2021	2020

Net revenues	$2,181,329	$-
Cost of revenues	1,902,381	-
Gross profit	278,948	-

Operating expenses
Selling and marketing expenses	-	-
General and administrative expenses	41,477	456
Total operating expenses	41,477	456

Operating (loss) income	237,471	(456)

Other (expenses) income
Other income	-	-
Other expenses	-	-
Interest income	2	-
Interest expenses	(1)	-
Total other (expense) income	1	-

(Loss) income before income taxes	237,472	(456)

Income taxes expenses	-	-

Net (loss) income	$237,472	$(456)

Foreign currency translation adjustment	(1,200)	-

Total comprehensive (loss) income	$236,272	$(456)

See Accompanying Notes to the Financial Statements

ALLINYSON LTD

Audited Consolidated Statements of Stockholders’ Equity

For the Year Ended December 31, 2021 and 2020

(Stated in US Dollars)

			Accumulated
			Other
	Paid in	Retained	Comprehensive
	Capital	Earnings	Loss	Total
Balance, January 1, 2020	$-	$(282)	$-	$(282)
Net (loss) income	-	(456)	-	(456)
Foreign currency translation adjustment	-	-	-	-
Balance, December 31, 2020	$-	$(738)	$-	$(738)

Balance, January 1, 2021	$-	$(738)	$-	$(738)
Net (loss) income	-	237,473	-	237,473
Foreign currency translation adjustment	-	-	(1,200)	(1,200)
Balance, December 31, 2021	$-	$236,735	$(1,200)	$235,535

See Accompanying Notes to the Financial Statements

ALLINYSON LTD

Audited Consolidated Statements of Cash Flows

For the Year Ended December 31, 2021 and 2020

(Stated in US Dollars)

	2021	2020
CASH FLOWS FROM OPFRATING ACTIVITIFS:
Net (loss) income	$237,472	$(456)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation	-	-
Amortization	-	-

Change in operating assets and liabilities
Account receivables	(372,538)	-
Accounts payables	301,593	-
Other payables and accruals	-	160
Other payables-related parties	72,728	31

Net cash provided by (used in) operating activities	239,255	(265)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash provided by (used in) investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash provided by (used in) financing activities	-	-

EFFECT OF EXCHANGE RATE ON CASH	(334)	-

NET INCREASE(DECREASE) IN CASH	238,921	(265)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	7,401	7,666

CASH AND CASH EQUIVALENTS AT END OF YEAR	$246,322	$7,401

See Accompanying Notes to the Financial Statements

ALLINYSON LTD

Notes to Audited Consolidated Financial Statements

(Stated in US Dollars)

Note 1 — ORGANIZATION AND BUSINESS DESCRIPTION

Allinyson Ltd (“Allinyson” or “the Company”) is a holding Company incorporated in State of Colorado USA on May 13, 2021. The Company and its subsidiaries- Guangzhou Haishi Technology Co., Ltd and Baokuan Technology (Hong Kong) Limited are collectively referred to as the Group. The principal subsidiaries through which the Company conducts its business operations are the online game business; the platform channel business, which consists primarily of the online advertising business. The online game business is the Group’s core business. The Company is an emerging start-up online game developer and operator in China as measured by the Philippines popularity of the mobile game Legacy TLBB Mobile. The Group engages in the development, operation, and licensing of online games for mobile devices. This includes mobile games, which are played on mobile devices and require an Internet connection.

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Method of Accounting

Management has prepared the accompanying financial statements and these notes following generally accepted accounting principles in the United States of America; the Company maintains its general ledger and journals with the accrual method accounting.

Uses of Estimates

In preparing the financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses reporting period. These estimates are based on information as of the date of the financial statements. Significant estimates required to be made by management include, but are not limited to, provision for doubtful accounts, the valuation of inventories, useful lives of property, plant, and equipment and intangible assets, the recoverability of long-lived assets, valuation of accounts receivables, revenue recognition and deferred revenue, valuation of prepayments and other assets and realization of deferred tax assets. Actual results could differ from those estimates.

Cash

Cash comprises cash at banks and on hand, which includes deposits with original maturities of three months or less with commercial banks in Hongkong. Cash denominated in U.S. dollar equivalent of $246,322 and $7,401 as of December 31, 2021 and 2020, respectively, were held in accounts at financial institutions located in Hong Kong.

Accounts Receivables

Account receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when the collection of the full amount is no longer probable. Bad debts are written off against allowances.

Property, Plant and Equipment, Net

Property and equipment mainly comprising office buildings, leasehold improvements, building improvements, office furniture, vehicles, and computer equipment (including servers) are stated at cost less accumulated depreciation and impairment. Fixed assets are depreciated at rates sufficient to write off their costs less impairment, if any, over the estimated useful lives of the assets on a straight-line basis, with no residual value. The estimated useful lives are as follows::

Useful life
Buildings	20 years
Leasehold and Building improvements	10 years
Office equipment, fixtures, and furniture	5 years
Electronic equipment	3 years
Automobile	4 years

Repairs and maintenance costs are charged to expenses as incurred, whereas the costs of renewals and betterment that extend the useful lives of fixed assets are capitalized as additions to the related assets. Retirements, sales, and disposals of assets are recorded by removing the costs, accumulated depreciation, and impairment with any resulting gain or loss recognized in the consolidated statements of comprehensive income.

Intangible assets

Intangible assets mainly comprise operating rights for licensed games, computer software, developed technologies and trademarks and domain names. Intangible assets are recorded at cost less accumulated amortization and impairments. Amortization is computed using the straight-line method over the estimated useful lives of the assets with no residual value. The estimated useful lives are as follows.

Useful life
Operation rights for licensed games	Contract terms
Computer Software	1-5 years
Developed technologies	3-5 years
Trademarks and domain names	5-30 years

Impairment of Long-lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the useful life is shorter than the Company had originally estimated. When these events occur, the Company evaluates the impairment by comparing the carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets. For the years ended December 31, 2021 and 2020, no impairment were recorded on book.

Receipts in Advance and Deferred Revenues

For online advertising services, cash payments that are received in advance of the delivery of services pursuant to applicable advertising contracts, are recorded as receipts in advance.

Financial Instruments

The Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue Recognition

The Company adopted ASC 606 “Revenue Recognition,” and the Company applies the following five steps to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

1 .identify the contract with a customer;

2. identify the performance obligations in the contract;

3. determine the transaction price;

4. allocate the transaction price to performance obligations in the contract; and

5. recognize revenue as the performance obligation is satisfied.

The Group’s online advertising revenues are mainly generated from its mobile games. The Group signs contracts with advertisers to fix the advertising services to be provided and the prices for the services. Based on the contracts, the Group provides advertisement placements on its mobile games in different forms, including text, rich media, and video advertisements. Currently, the main type of pricing model is the Fixed Price Model, where merchants pay for display forms at fixed prices or prices established on a CPM (cost-per-thousand impression) /CPC (cost-per-click) basis. In all contracts where we typically have a single performance obligation, the transaction price is fully allocated to one single performance obligation using the stand-alone selling price. Revenue is recognized when the performance obligation has been met, which the advertisement is displayed as the merchants simultaneously consume the benefits as the advertisement is displayed or when an advertisement is viewed by mobile games’ users.

Value-added Tax (“VAT”) and Related Surcharges

Part of the Group’s revenues are subject to a PRC value-added tax (“VAT”) at a rate of 6% and related surcharges on VAT payable. To record VAT payable for these revenues, the Group adopted the net presentation method, which presents the difference between the output VAT (at a rate of 6%) and the available input VAT amount (at the rate applicable to the supplier). Also, There is a culture construction fee surcharge of 3% on gross revenues from the online advertising businesses from China Mainland.

Income taxes

Hong Kong

Entities incorporated in Hong Kong are subject to profits tax in Hong Kong at the rate of 16.5% for each of the years ended December 31, 2021 and 2020.

China

The CIT Law generally applies an income tax rate of 25% to all enterprise.

Foreign currency translation

Functional currency

An entity’s functional currency is the currency of the primary economic environment in which it operates, and normally is the currency of the environment in which the entity primarily generates and expends cash. Our management’s judgment is essential to determine our functional currency by assessing various indicators, including cash flows, sale prices, market prices, expenses, financing and inter-company transactions and arrangements. The functional currency of Baokuan Technology (Hongkong) Limited in Hong Kong is the U.S. dollar. The functional currencies of Guangzhou Haishi Technology Co., Ltd in China is RMB, rather than the U.S. dollar.

Foreign currency translation

Financial statements of entities with functional currencies other than the U.S. dollar are translated into the U.S. dollar, which is the reporting currency. Assets and liabilities are translated at the current exchange rate in effect at the balance sheet date, and revenues and expenses are translated at the average exchange rates in effect during the reporting period. Shareholders’ equity accounts are translated using the historical exchange rates at the date the entry to shareholders’ equity was recorded, except for the change in retained earnings during the year, which is translated using the historical exchange rates used to translate each period’s income statement. Differences resulting from the translation of foreign currency to the reporting currency are recorded in accumulated other comprehensive income/(loss) in the consolidated balance sheets.

Foreign currency transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are re-measured at the applicable rates of exchange in effect at that date. Gains and losses resulting from foreign currency re-measurement are included in the consolidated statements of comprehensive income.

	12/31/2021	12/31/2020
Period-end RMB: US$ exchange rate	6.3757	6.5249
Period average RMB: US$ exchange rate	6.4515	6.8976

The RMB is not freely convertible into foreign currencies and all foreign exchange transactions must be conducted through authorized financial institutions.

Recent accounting pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This update will require the recognition of a right-of-use asset and a corresponding lease liability, initially measured at the present value of the lease payments, for all leases with terms longer than 12 months. For operating leases, the asset and liability will be expensed over the lease term on a straight-line basis, with all cash flows included in the operating section of the statement of cash flows. For finance leases, interest on the lease liability will be recognized separately from the amortization of the right-of-use asset in the statement of comprehensive income and the repayment of the principal portion of the lease liability will be classified as a financing activity while the interest component will be included in the operating section of the statement of cash flows. ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018, and requires a modified retrospective approach to adoption. Early adoption is permitted. In September 2017, the FASB issued ASU No. 2017-13, which to clarify effective dates that public business entities and other entities were required to adopt ASC Topic 842 for annual reporting. A public business entity that otherwise would not meet the definition of a public business entity except for a requirement to include or the inclusion of its financial statements or financial information in another entity’s filing with the SEC adopting ASC Topic 842 for annual reporting periods beginning after December 15, 2019, and interim reporting periods within annual reporting periods beginning after December 15, 2020. ASU No. 2017-13 also amended that all components of a leveraged lease be recalculated from the inception of the lease based on the revised after-tax cash flows arising from the change in the tax law, including revised tax rates. The difference between the amounts originally recorded and the recalculated amounts must be included in the income of the year in which the tax law is enacted. In November 2019, the FASB issued ASU No. 2019-10 to defer the effective date for all other entities by an additional year. In June 2020, the FASB issued ASU No. 2020-05, “Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842) Effective Dates for Certain Entities” (“ASU 2020-05”) in response to the ongoing impacts to businesses in response to the coronavirus (COVID-19) pandemic. ASU 2020-05 provides a limited deferral of the effective dates for implementing previously issued ASU 606 and ASU 842 to provide relief to businesses and the difficulties they face during the pandemic. ASU 2020-05 affects entities in the “all other” category and public Not-For-Profit entities that have not gone into effect yet regarding ASU 2016-02, Leases (Topic 842). Entities in the “all other” category may defer to fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company does not expect this guidance will have a material impact on its financial statements.

In June 2016, the FASB amended guidance related to the impairment of financial instruments as part of ASU2016-13 Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which will be effective January 1, 2020. The guidance replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments - Credit Losses, which clarified that receivables from operating leases are not within the scope of Topic 326 and instead, impairment of receivables arising from operating leases should be accounted for following Topic 842. On May 15, 2019, the FASB issued ASU 2019-05, which provides transition relief for entities adopting the Board’s credit losses standard, ASU 2016-13. Specifically, ASU 2019-05 amends ASU 2016-13 to allow companies to elect irrevocably, upon adoption of ASU 2016-13, the fair value option for financial instruments that (1) were previously recorded at amortized cost and (2) are within the scope of the credit losses guidance in ASC 326-20, (3) are eligible for the fair value option under ASC 825-10, and (4) are not held-to-maturity debt securities. For entities that have adopted ASU 2016-13, the amendments in ASU 2019-05 are effective for fiscal years beginning after December 15, 2019, including interim periods therein. An entity may early adopt the ASU in any interim period after its issuance if the entity has adopted ASU 2016-13. For all other entities, the effective date will be the same as the effective date of ASU 2016-13. In November 2019, the FASB issued ASU 2019-11, “Codification Improvements to Topic 326, Financial Instruments – Credit Losses.” ASU 2019-11 is an accounting pronouncement that amends ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” The ASU 2019-11 amendment provides clarity and improves the codification to ASU 2016-03. The pronouncement would be effective concurrently with the adoption of ASU 2016-03. The pronouncement is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. In February 2020, the FASB issued ASU No. 2020-02, which provides clarifying guidance and minor updates to ASU No. 2016-13 – Financial Instruments – Credit Loss (Topic 326) (“ASU 2016-13”) and related to ASU No. 2016-02 - Leases (Topic 842). ASU 2020-02 amends the effective date of ASU 2016-13, such that ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of this ASU on its financial statements.

On June 20, 2018, the FASB issued ASU No. 2018-07, Compensation-Stock Compensation (Topic 718) - Improvements to Nonemployee Share-Based Payment Accounting, which aligns the accounting for share-based payment awards issued to employees and nonemployees. Under ASU No. 2018-07, the existing employee guidance will apply to nonemployee share-based transactions (as long as the transaction is not effectively a form of financing), except specific guidance related to the attribution of compensation cost. The cost of nonemployee awards will continue to be recorded as if the grantor had paid cash for the goods or services. Besides, the contractual term will be able to be used instead of an expected term in the option-pricing model for nonemployee awards. The new standard was effective for us on January 1, 2019. Early adoption is permitted, including in interim periods, and should be applied to all new awards granted after the date of adoption. The Company does not expect this guidance will have a material impact on its financial statements.

In August 2018, the FASB Accounting Standards Board issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis, and the new disclosures will be adopted on a prospective basis. The Company does not expect this guidance will have a material impact on its financial statements.

In January 2020, the FASB issued ASU 2020-01, Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) (“ASU 2020-01”), which is intended to clarify the interaction of the accounting for equity securities under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for specific forward contracts and purchased options accounted for under Topic 815. ASU 2020-01 is effective for the Company beginning January 1, 2021. The Group is currently evaluating the effect of adopting this ASU on its financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s balance sheets, statements of income, and comprehensive income, and statements of cash flows.

Note 3 — ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following:

	December 31,	December 31,
	2021	2020

Accounts receivable	$372,538	$-
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	$372,538	$-

There is no allowance for doubtful accounts and write-off for account receivable allowance during the years ended December 31, 2021, and 2020.

Note 4 — ACCOUNTS PAYABLE

As of December 31, 2021 and 2020, the Company has $301,593 and $0, respectively, of outstanding account payable balance. Account payable consist of amounts due to vendors including Hongkong Picsjoin Technology (HK) Ltd and Seenerray Technology (HK) Ltd for the daily procurement services.

Note 5 — RELATED PARTIES BALANCES AND TRANSACTIONS

Other Payables – Related Parties

Other payables–related parties are those non-trade payables arising from transactions between the Company and Mr. Li Chong (the shareholder of the Company), such as advanced made by the related party on behalf of the Company. This advance is unsecured and non-interest-bearing and due on demand

As of December 31, 2021 and 2020, the outstanding other payable – related parties balance due to Mr. Li Chong was $73,623 and $0, respectively.

Note 6 — OTHER PAYABLES

As of December 31, 2021 and 2020, the outstanding balance of other payable was $8,109 and $8,109, respectively. Other payables – third parties are those nontrade payables arising from transactions between the Company and certain third parties, these transactions were for the operations needs of the Company, the outstanding balance mainly included salary payable and other payable as of December 31, 2021 and 2020.

Note 7 — CONCENTRATIONS

Customers concentrations:

The following table sets forth information about each customer that accounted for 10% or more of the Company’s revenues for the years ended December 31, 2021 and 2020.

	For the years ended
Customers	31-Dec-21		31-Dec-20
	Amount $	%	Amount $	%
A	1,502,795	69	-
B	461,505	21	-	-
C	209,992	10	-	-

As of December 31, 2021, three customers accounted for 69%, 21% and 10% of the Company’s revenues, respectively. As of December 31, 2020, no customer accounted for more than 10% of the Company’s revenue.

As of December 31, 2021, one customer accounted for 100% of the Company’s total accounts receivables. As of December 31, 2020, no customer accounted for more than 10% of the Company’s total accounts receivables.

Suppliers concentrations:

The following table sets forth information about each supplier that accounted for 10% or more of the Company’s purchase for the years ended December 31, 2021 and 2020.

	For the years ended
Suppliers	31-Dec-21		31-Dec-20
	Amount $	%	Amount $	%
A	1,025,000	54
B	500,000	26
C	-	-	-	-
D	-	-	-	-

As of December 31, 2021, two suppliers accounted for 54% and 26% of the Company’s total purchase, respectively. As of December 31, 2020, no suppliers accounted for more than 10% of the Company’s total purchase.

As of December 31, 2021, two suppliers accounted for 71% and 29% of the Company’s total accounts payable. As of December 31, 2020, no suppliers accounted for more than 10% of the Company’s total accounts payable

Note 8 — RISKS

a.	Credit risks

Parts of the Company’s deposits are made with banks located in the PRC. The deposits are made with banks located in the PRC that do not carry federal deposit insurance and may be subject to loss of the banks become insolvent.

b.	Economic and political risks

Part of the Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

c.	Inflation risks

Management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s financial statements; however, significant increases in the price of raw materials and labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

Note 9 — SUBSEQUENT EVENTS

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence concerning conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence concerning conditions that did not exist at the date of the balance sheet but arose after that date. The Company has evaluated subsequent events from December 31, 2021, through April 21, 2022, which is the date that these consolidated financial statements are available to be issued, and has determined that there were no material subsequent events that require disclosure.